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                                                                     Exhibit 5.1

PAUL, HASTINGS, JANOFSKY & WALKER,  LLP
695 Town Center Drive
Seventeenth Floor
Costa Mesa, California 92626


April 2, 2004                                                        36223.00002


Commerce Energy Group, Inc.
15901 Red Hill Avenue, Suite 100
Tustin, California  92780

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Commerce Energy Group, Inc., a Delaware corporation (the "Issuer"), in connection with the Issuer's registration statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance of up to 36,446,567 shares of the common stock, par value $0.01 per share (the "Shares") of the Issuer (including the associated preferred share purchase rights), to be issued in connection with the merger (the "Merger") of CEGI Acquisition Corp. ("Merger Sub") with and into Commonwealth Energy Corporation ("Commonwealth"), pursuant to pursuant to the Agreement and Plan of Merger by and Among the Issuer, Commonwealth and Merger Sub.

In connection with this opinion, we have examined and relied upon, originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (a) the Certificate of Incorporation and the By-laws of the Issuer, each as amended to the date hereof; (b) the Registration Statement, as amended to the date hereof; (c) the form of Merger Agreement to be executed and delivered by the Issuer, Commonwealth and Merger Sub prior to the Merger; (d) the form of amended and restated Certificate of Incorporation of the Issuer to be adopted by the Issuer prior to the Merger (the "Restated Certificate"); (e) the form of amended and restated Bylaws of the Issuer to be adopted by the Issuer prior to the Merger (the "Restated Bylaws"); and (f) copies or originals of such documents, resolutions, certificates and instruments of the Issuer as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the Documents, we have assumed, without independent investigation: (a) the enforceability of the Documents against each party to them; (b) the legal capacity of all individuals who have executed any of the Documents; (c) the genuineness of all signatures, and the authority of all persons or entities signing all Documents examined by us; (d) the authenticity of all Documents submitted to us as

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PAUL, HASTINGS, JANOFSKY & WALKER,  LLP
695 Town Center Drive
Seventeenth Floor
Costa Mesa, California 92626

Commerce Energy Group, Inc.
April 2, 2004
Page 2


originals; and (e) the conformity to authentic original Documents of all copies submitted to us as certified, conformed, reproduced or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon representations, statements or certificates of officers of the Issuer.

In rendering this opinion we have assumed that prior to the issuance of any of the Shares: (a) the Registration Statement will have become and shall remain effective under the Securities Act; (b) the shareholders of Commonwealth and Merger Sub and the stockholder the Issuer will have approved the Merger Agreement; (c) the Restated Certificate shall have been filed with the Secretary of State of the State of Delaware; (d) the Restated Bylaws shall have been adopted by the Issuer; (e) the Merger Agreement shall have been executed and delivered by the parties thereto; (f) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the Merger Agreement; and (g) the filing with the Secretary of State of the State of California of a certificate of merger in respect of the Merger.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will have been duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware including the applicable provisions of the Delaware Constitution and the reported decisions interpreting such laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material United States Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ Paul, Hastings, Janofsky & Walker, LLP